EXHIBIT 99.6 - PRESS RELEASE ISSUED JUNE 11, 1999

PRESS RELEASE

ELECTRONIC SYSTEMS TECHNOLOGY
415 N. QUAY STREET
KENNEWICK, WA 99336
509-735-9092 (O)
509-783-5475 (FAX)

                      EST ANNOUNCES CASH DISTRIBUTION

KENNEWICK, WASHINGTON --- June 11, 1999 --- Electronic Systems Technology, Inc. (EST) (OTC: ELST), today announced the Company will issue a one-time, noncumulative, cash distribution to shareholders of record as of June 25, 1999. The distribution will be in the amount of $0.01 per share of common stock for a total amount of $49,536.67, and will be completed by July 9, 1999.

Electronic Systems Technology, a publicly held Company since 1984, is a manufacturer of wireless communications hardware for both industrial control and public safety marketplaces, was the first Company to develop the wireless modem and receive the United States and Canadian patents for this technology.

Contact EST for more details.


































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APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The press release was published showing at top left of the press release, the Electronic Systems Technology, Inc. trademarked company logo, showing a black square field containing the stylized letters E S T.